FOR IMMEDIATE RELEASE

ISS Recommends ARCT Stockholders Vote FOR Merger
with Realty Income; Revises Previous Recommendation

NEW YORK, January 9, 2013 — American Realty Capital Trust, Inc., (NASDAQ: ARCT) ("ARCT" or the "Company") today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy voting and corporate governance advisory firm, has reversed its prior recommendation in light of the amended merger agreement (the “Amendment”) between ARCT and Realty Income Corporation (NYSE: O) (“Realty Income”) that was disclosed on January 7, 2013. ISS is now recommending that ARCT stockholders vote FOR the proposed merger between the companies.

In its revised recommendation issued on January 8, 2013, ISS stated:

“Given the revised terms now present a much more compelling offer, ISS believes the revised terms warrant support, and recommends shareholders vote FOR the merger proposal as revised.”*

“As the significant increase in expected dividends per O share, which fundamental analysis suggests should bolster O share prices, will likely have the effect of strengthening the merger's primary currency, moreover, ARCT shareholders can reasonably expect that the full market value of the consideration they receive will continue to improve as the market recognizes this increase in the value provided by O shares.”*

ARCT statement:

“We are pleased that ISS recognizes the enhanced value of our proposed merger with Realty Income. The ARCT board is confident that the increased offer from Realty Income not only achieves the highest attainable value for our stockholders, but also allows them to participate in the potential upside of the combined company. We urge ARCT stockholders to vote 'FOR' the merger on or before January 16th, and look forward to closing the transaction shortly thereafter.”

Summary of Terms of Merger, Proxy and Special Meeting: On January 7, 2013, Realty Income and ARCT announced that they have signed an amendment to the previously announced definitive merger agreement (the “Merger Agreement”) between the two companies. Under the terms of the Amendment, Realty Income will now pay ARCT stockholders a one-time cash payment of $0.35 per share in addition to the existing fixed exchange ratio of 0.2874 Realty Income shares for each share of ARCT common stock that they own. The additional cash consideration of $0.35 per share totals approximately $55.5 million in additional proceeds for the ARCT stockholders, of which approximately $52.5 million is being funded by Realty Income and $3.0 million by AR Capital LLC, including William M. Kahane, Chief Executive Officer, President and Director of ARCT, and Nicholas S. Schorsch, Chairman of the board of directors of ARCT.

On January 7, 2013, Realty Income also announced that upon the closing of the transaction, its board of directors intends to increase the annualized dividend to Realty Income stockholders by $0.35 per share, to an annualized rate of $2.17 per share beginning with the February 2013 distribution. This represents a $0.22 increase to the original dividend increase of $0.13 per share that Realty Income estimated when the transaction was initially announced.

All other terms and conditions remain the same as those set out in the Merger Agreement as described in detail in the definitive proxy mailed to Realty Income and ARCT stockholders on December 6, 2012 and available on www.sec.gov. Stockholders are encouraged to read the definitive proxy statement in its entirety, as it provides, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the board of directors' recommendation that stockholders vote "FOR" the proposed merger with Realty Income.

A Special Meeting of ARCT stockholders to consider and vote on the proposal to approve the merger and the other transactions contemplated by the merger agreement has been scheduled for January 16, 2013 at 9:00 AM ET, at The Core Club located at 66 East 55th Street, New York, New York, 10022. Stockholders of record of the Company as of December 6, 2012, will be entitled to vote at the Special Meeting.

Whether or not stockholders are able to attend the Special Meeting in person, the board urges all stockholders to vote “FOR” the proposed merger with Realty Income by signing and dating and returning the WHITE proxy card today. Internet and telephone voting options are also available and easy to follow instructions may be found in the proxy. Even if stockholders have already voted against the transaction, they can still change their vote. Signing a proxy card today cancels any card previously signed and returned. Only the latest dated proxy, Internet or telephone vote counts. Stockholders who have any questions or need assistance voting their shares should call the Company’s proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-714-3305.

* Permission to use quotations was neither sought nor obtained.

About the Company

American Realty Capital Trust, Inc., a publicly traded Maryland corporation listed on The NASDAQ Global Select Market under the trading symbol "ARCT," is a leading self-administered real estate company that owns and acquires single tenant free standing commercial real estate properties that are primarily net leased on a long-term basis to investment grade rated and other creditworthy tenants. Additional information about the Company can be found on the Company's website at www.arctreit.com.

Additional Information and Where to Find It

In connection with the proposed merger, the Company and Realty have filed a definitive proxy statement with the SEC on December 6, 2012 and commenced mailing the definitive proxy statement and a form of proxy to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at http://ir.arctreit.com, and copies of the documents filed by Realty with the SEC are available free of charge on Realty’s website at http://www.realtyincome.com.

Participants in Solicitation

The Company, Realty and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and Realty’s stockholders in respect of the proposed merger. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on May 21, 2012. Information regarding Realty’s directors and executive officers can be found in Realty’s definitive proxy statement filed with the SEC on March 30, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement filed in connection with the proposed merger with the SEC on December 6, 2012 and other relevant documents regarding the proposed merger filed with the SEC. These documents are available free of charge on the SEC’s website and from the Company or Realty, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s and Realty’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability of the company and Realty to obtain the stockholder approvals required to consummate the proposed merger; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in the Company’s and Realty’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company and Realty disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

CONTACTS:

Brian D. Jones

CFO & Treasurer

American Realty Capital Trust, Inc.

646-937-6900

Investors:

Thomas Germinario / Richard Grubaugh

D.F. King & Co., Inc.

(212) 269-5550

Media:

Averell Withers / Jamie Moser / Matthew Sherman

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449